Exhibit 10.3
                                                                 ------------




                               AMENDMENT TO THE
                           1992 MEREDITH CORPORATION
                             STOCK INCENTIVE PLAN




The 1992 Meredith Corporation Stock Incentive Plan (the "Plan") adopted by the Company on November 9, 1992, is hereby amended pursuant to action of the Board of Directors of the Company under Article 12 of the Plan as follows:

1) Article 10 of the Plan is amended by adding the following new sentence at the end of the Article:

       Notwithstanding the foregoing, at the discretion of the Committee, a grant of an option or stock appreciation right may permit the transfer of the benefit by the participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee.

2)  All other terms of the Plan, as amended, remain in full force and effect.




                                    /s/ Jack D. Rehm
                               ----------------------------
                                      Jack D. Rehm
                               Chairman and Chief Executive
                                        Officer
                                  Meredith Corporation





Dated as of the 15th day
of August, 1996.